Black Diamond Reports Fourth Quarter and Full Year 2013 Results

- Q4 Sales up 24% to a Record $60.4 Million with Adjusted Net Income Before Non-Cash Items of $0.11 per Diluted Share -

- Expects Full Year 2014 Sales to Range Between $235 Million and $240 Million, up 16% to 18% -

SALT LAKE CITY, Utah – March 3, 2014 – Black Diamond, Inc. (NASDAQ: BDE) (the “Company” or “Black Diamond”), a leading global supplier of innovative active outdoor performance equipment and apparel, reported financial results for the fourth quarter and full year ended December 31, 2013.

Fourth Quarter 2013 Financial Highlights vs. Same Year-Ago Quarter

•	Sales up 24% to $60.4 million.
•	Net income increased to $0.7 million, or $0.02 per diluted share, compared to $0.5 million, or $0.02 per diluted share.
•	Adjusted net income before non-cash items increased to $3.6 million, or $0.11 per diluted share, compared to $1.6 million, or $0.05 per diluted share.

Fourth Quarter 2013 Financial Results

Total sales in the fourth quarter of 2013 increased 24% to $60.4 million compared to $48.8 million in the fourth quarter of 2012. The increase was attributed to strong growth across all Black Diamond brands and major geographies, as well as the launch of Black Diamond apparel and an increase in Gregory’s sales in Japan due to the transition of the distribution assets from Kabushiki Kaisha A&F.

Gross margin was 38.0% in the fourth quarter of 2013 compared to 36.3% in the year-ago quarter. Although gross margin increased compared to the same period last year, there are several offsetting factors to consider. For comparative purposes, gross profit in the fourth quarter of 2012 included $1.2 million for inventory fair value of purchase accounting adjustments related to the acquisitions of POC and PIEPS. Gross profit in the fourth quarter of 2013 included unfavorable production and shipping variances, discontinued merchandise and inventory adjustments associated with older, discontinued winter season product.

Net income in the fourth quarter of 2013 was $0.7 million, or $0.02 per diluted share, compared to net income of $0.5 million, or $0.02 per diluted share, in the year-ago quarter.

Net income in the fourth quarter of 2013 included $2.7 million of non-cash items and $0.2 million of merger and integration costs compared to $0.4 million of non-cash items, $0.4 million in transaction-related costs, $0.1 million in restructuring costs and $0.2 million in merger and integration costs in the year-ago quarter. Excluding these items, adjusted net income before non-cash items in the fourth quarter of 2013 was $3.6 million, or $0.11 per diluted share, compared to $1.6 million, or $0.05 per diluted share, in the fourth quarter of 2012.

At December 31, 2013, cash totaled $4.5 million compared to $5.1 million at December 31, 2012. Non-cash working capital was $72.6 million at December 31, 2013 compared to $73.2 million at the same time last year. Total debt was $38.0 million at December 31, 2013, which included $10.3 million outstanding on the Company’s $30.0 million line of credit, leaving $19.7 million available. This compares to total debt of $40.5 million at December 31, 2012.

Full Year 2013 Financial Results

Total sales in 2013 increased 15% to $203.0 million compared to $175.9 million in 2012. The growth in sales was attributed to the full year of sales of POC and PIEPS, the launch of Black Diamond apparel, as well as an increase in Gregory’s sales in Japan due to the transition of the distribution assets from Kabushiki Kaisha A&F.

Gross margin in 2013 was unchanged compared to 2012 at 38.2%. Gross profit in 2013 included a $1.5 million charge for a PIEPS product recall, of which $1.1 million was non-cash and includes 100% of existing inventory. Excluding this amount, adjusted gross margin in 2013 was 38.9% compared to adjusted gross margin of 39.5% in 2012.

Net loss in 2013 was $5.9 million, or $(0.18) per diluted share, compared to net income of $2.0 million, or $0.06 per diluted share, in 2012.

Net loss in 2013 included $11.7 million of non-cash items, $0.1 million in transaction-related costs, $0.2 million in restructuring costs and $0.6 million in merger and integration costs. Excluding these items, adjusted net income before non-cash items in 2013 was $6.6 million, or $0.20 per diluted share, compared to income of $12.5 million, or $0.42 per diluted share, in 2012.

Management Commentary

“In addition to record sales, 2013 was an investment year and a year of significant strategic accomplishments,” said Peter Metcalf, president and CEO of Black Diamond. “We launched Black Diamond apparel, established our own distribution business in Japan, and finalized the integration of POC and PIEPS. We expect 2014 to be a year highlighted by continuing growth and a strategic shift towards our fastest growing businesses.”

2014 Outlook

Black Diamond expects fiscal year 2014 sales to range between $235 million to $240 million, which would represent an increase of approximately 16% to 18% from 2013 sales. The Company also expects gross margin in fiscal year 2014 to range between 39.5% and 40.5%.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $210.4 million. The Company’s common stock is subject to a Rights Agreement dated February 7, 2008, intended to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Code. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guaranty, however, that the Rights Agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

Black Diamond will hold a conference call today at 5:00 p.m. Eastern time to discuss its fourth quarter and full year 2013 results.

The Company’s President and CEO Peter Metcalf and CFO Aaron Kuehne will host the conference call, followed by a question and answer period.

Date: Monday, March 3, 2014

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Dial-in number: 1-877-941-2068

International number: 1-480-629-9712

Conference ID: 4670780

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=108041 and via the investor relations section at www.blackdiamond-inc.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through March 17, 2014.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 4670780

About Black Diamond, Inc.

Black Diamond, Inc. is a global leader in designing, manufacturing and marketing innovative active outdoor performance equipment and apparel for climbing, mountaineering, backpacking, skiing, cycling and a wide range of other year-round outdoor recreation activities. The Company's principal brands, Black Diamond®, Gregory™, POC™ and PIEPS™, are iconic in the active outdoor, ski and cycling industries and linked intrinsically with the modern history of these sports. Black Diamond is synonymous with performance, innovation, durability and safety that the outdoor and action sport communities rely on and embrace in their active lifestyle. Headquartered in Salt Lake City at the base of the Wasatch Mountains, the Company's products are created and tested on some of the best alpine peaks, slopes, crags, roads and trails in the world. These close connections to the Black Diamond lifestyle enhance the authenticity of the Company's brands, inspire product innovation and strengthen customer loyalty. Black Diamond's products are sold in approximately 50 countries around the world. For additional information, please visit the Company's websites at www.blackdiamond-inc.com, www.blackdiamondequipment.com, www.gregorypacks.com, www.pocsports.com or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) adjusted gross profit and gross margin, (ii) net (loss) income before non-cash items and related (loss) earnings per diluted share, and adjusted net (loss) income before non-cash items and related (loss) earnings per diluted share, and (iii) earnings before interest, taxes, other income, depreciation and amortization (“EBITDA”), and adjusted EBITDA. The Company also believes that the presentation of certain non-GAAP measures, i.e.: (i) adjusted gross profit and gross margin, (ii) net (loss) income before non-cash items and related (loss) earnings per diluted share, and adjusted net (loss) income before non-cash items and related (loss) earnings per diluted share, and (iii) EBITDA and adjusted EBITDA, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, to the nearest GAAP measures, a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its growth strategy, including its ability to organically grow each of its historical product lines, its new apparel line and its recently acquired businesses; the Company's ability to successfully integrate and grow acquisitions; the timing and results of the Company’s exploration of strategic alternatives to monetize its Gregory Mountain Products business; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products; foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31,
	2013	2012
	(Unaudited)
Assets
Current assets
Cash	$4,478	$5,111
Accounts receivable, less allowance for doubtful
accounts of $641 and $499, respectively	40,316	30,925
Inventories	54,054	60,664
Prepaid and other current assets	4,797	4,846
Income tax receivable	49	659
Deferred income taxes	2,687	2,337
Total current assets	106,381	104,542

Property and equipment, net	17,401	17,508
Definite lived intangible assets, net	35,530	38,100
Indefinite lived intangible assets	51,679	51,462
Goodwill	57,703	57,481
Deferred income taxes	50,666	49,631
Other long-term assets	2,063	2,062
Total assets	$321,423	$320,786

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$27,349	$22,178
Current portion of long-term debt	1,910	4,059
Total current liabilities	29,259	26,237

Long-term debt	36,131	36,429
Deferred income taxes	6,786	8,114
Other long-term liabilities	1,997	2,000
Total liabilities	74,173	72,780

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000
shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized;
32,526 and 31,838 issued and 32,451 and 31,763 outstanding	3	3
Additional paid in capital	477,890	473,628
Accumulated deficit	(237,204)	(231,334)
Treasury stock, at cost	(2)	(2)
Accumulated other comprehensive income	6,563	5,711
Total stockholders' equity	247,250	248,006
Total liabilities and stockholders' equity	$321,423	$320,786

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	December 31, 2013	December 31, 2012

Sales
Domestic sales	$23,449	$21,031
International sales	36,956	27,770
Total sales	60,405	48,801

Cost of goods sold	37,460	31,078
Gross profit	22,945	17,723

Operating expenses
Selling, general and administrative	21,480	19,149
Restructuring charge	-	139
Merger and integration	149	168
Transaction costs	-	364

Total operating expenses	21,629	19,820

Operating income (loss)	1,316	(2,097)

Other (expense) income
Interest expense, net	(984)	(933)
Other, net	113	254

Total other expense, net	(871)	(679)

Income (loss) before income tax	445	(2,776)
Income tax benefit	(291)	(3,320)
Net income	$736	$544

Earnings per share:
Basic	$0.02	$0.02
Diluted	0.02	0.02

Weighted average shares outstanding:
Basic	32,397	31,431
Diluted	33,133	31,615

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Year Ended December 31,
	2013	2012

Sales
Domestic sales	$78,855	$74,600
International sales	124,181	101,277
Total sales	203,036	175,877

Cost of goods sold	125,551	108,613
Gross profit	77,485	67,264

Operating expenses
Selling, general and administrative	81,381	62,590
Restructuring charge	175	225
Merger and integration	565	244
Transaction costs	54	2,029

Total operating expenses	82,175	65,088

Operating (loss) income	(4,690)	2,176

Other (expense) income
Interest expense, net	(3,583)	(2,958)
Other, net	330	870

Total other expense, net	(3,253)	(2,088)

(Loss) income before income tax	(7,943)	88
Income tax benefit	(2,073)	(1,864)
Net (loss) income	$(5,870)	$1,952

(Loss) earnings per share:
Basic	$(0.18)	$0.07
Diluted	(0.18)	0.06

Weighted average shares outstanding:
Basic	32,007	29,817
Diluted	32,007	30,126

BLACK DIAMOND, INC.
RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT
AND ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	December 31, 2013		December 31, 2012

Gross profit as reported	$22,945	Gross profit as reported	$17,723
Plus impact of product recall	-	Plus inventory fair value of purchase accounting	1,163
Adjusted gross profit	$22,945	Adjusted gross profit	$18,886

Gross margin	38.0%	Gross margin	36.3%

Adjusted gross margin	38.0%	Adjusted gross margin	38.7%

YEAR ENDED

	December 31, 2013		December 31, 2012

Gross profit as reported	$77,485	Gross profit as reported	$67,264
Plus impact of product recall	1,541	Plus inventory fair value of purchase accounting	2,257
Adjusted gross profit	$79,026	Adjusted gross profit	$69,521

Gross margin	38.2%	Gross margin	38.2%

Adjusted gross margin	38.9%	Adjusted gross margin	39.5%

BLACK DIAMOND, INC.
RECONCILIATION FROM NET INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED
NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE
(In thousands, except per share amounts)

	Three Months Ended
	December 31, 2013	Per Diluted Share	December 31, 2012	Per Diluted Share

Net income	$736	$0.02	$544	$0.02

Amortization of intangibles	899	0.03	871	0.03
Depreciation	1,077	0.03	990	0.03
Accretion of note discount	307	0.01	267	0.01
Stock-based compensation	649	0.02	452	0.01
Inventory fair value of purchase accounting	-	-	1,163	0.04
Income tax benefit	(291)	(0.01)	(3,320)	(0.11)
Cash paid for income taxes	59	0.00	(38)	(0.00)

Net income before non-cash items	$3,436	$0.10	$929	$0.03

Restructuring charge	-	-	139	0.00
Merger and integration	149	0.00	168	0.01
Transaction costs	-	-	364	0.01
State cash taxes on adjustments	(4)	(0.00)	(34)	(0.00)
AMT cash taxes on adjustments	(3)	(0.00)	(13)	(0.00)

Adjusted net income before non-cash items	$3,578	$0.11	$1,553	$0.05

BLACK DIAMOND, INC.
RECONCILIATION FROM NET (LOSS) INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED
NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE
(In thousands, except per share amounts)

	Year Ended
	December 31, 2013	Per Diluted Share	December 31, 2012	Per Diluted Share

Net (loss) income	$(5,870)	$(0.18)	$1,952	$0.06

Amortization of intangibles	3,583	0.11	2,268	0.08
Depreciation	4,696	0.15	3,685	0.12
Accretion of note discount	1,162	0.04	1,025	0.03
Stock-based compensation	3,010	0.09	1,766	0.06
Inventory fair value of purchase accounting	-	-	2,257	0.07
Product recall	990	0.03	-	-
Income tax (benefit) expense	(2,073)	(0.06)	(1,864)	(0.06)
Cash received (paid) for income taxes	301	0.01	(881)	(0.03)

Net income before non-cash items	$5,799	$0.18	$10,208	$0.34

Restructuring charge	175	0.01	225	0.01
Merger and integration	565	0.02	244	0.01
Transaction costs	54	0.00	2,029	0.07
State cash taxes on adjustments	(24)	(0.00)	(125)	(0.00)
AMT cash taxes on adjustments	(15)	(0.00)	(47)	(0.00)

Adjusted net income before non-cash items	$6,554	$0.20	$12,534	$0.42

 BLACK DIAMOND, INC.

RECONCILIATION FROM NET INCOME TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION
(EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	December 31, 2013	December 31, 2012

Net income	$736	$544

Income tax benefit	(291)	(3,320)
Other, net	(113)	(254)
Interest expense, net	984	933

Operating income (loss)	1,316	(2,097)

Depreciation	1,077	990
Amortization of intangibles	899	871

EBITDA	$3,292	$(236)

Restructuring charge	-	139
Merger and integration	149	168
Transaction costs	-	364
Inventory fair value of purchase accounting	-	1,163
Stock-based compensation	649	452

Adjusted EBITDA	$4,090	$2,050

BLACK DIAMOND, INC.

 RECONCILIATION FROM NET (LOSS) INCOME TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND
AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Year Ended December 31,
	2013	2012

Net (loss) income	$(5,870)	$1,952

Income tax benefit	(2,073)	(1,864)
Other, net	(330)	(870)
Interest expense, net	3,583	2,958

Operating (loss) income	(4,690)	2,176

Depreciation	4,696	3,685
Amortization of intangibles	3,583	2,268

EBITDA	$3,589	$8,129

Restructuring charge	175	225
Merger and integration	565	244
Transaction costs	54	2,029
Inventory fair value of purchase accounting	-	2,257
Product recall	1,374	-
Stock-based compensation	3,010	1,766

Adjusted EBITDA	$8,767	$14,650

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-428-2000

warren.kanders@bdel.com

or

Peter Metcalf

President & CEO

Tel 1-801-278-5552

peter.metcalf@bdel.com

Investor Relations:

Liolios Group, Inc.

Scott Liolios or Cody Slach

Tel 1-949-574-3860

BDE@liolios.com

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